UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 16, 2011 (June 15, 2011)

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)  SL Green Realty Corp. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting") on June 15, 2011.

(b)  The Annual Meeting was held for the purpose of: (i) electing two Class II directors to serve on the Company's Board of Directors until its 2014 annual meeting of stockholders and until their successors are duly elected and qualify; (ii) approving, on an advisory basis, the Company's executive compensation, (iii) recommending, on an advisory basis, whether an advisory vote on executive compensation should be held every one, two or three years and (iv) ratifying the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.  Further information regarding the foregoing proposals is contained in the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2011.  The total number of shares of common stock entitled to vote at the Annual Meeting was 80,925,309, of which 75,461,453 shares, or approximately 93.25%, were present in person or by proxy.  The results of the meeting were as follows:

Proposal 1

Marc Holliday and John S. Levy were elected as the Class II directors of the Company for a three-year term or until their successors are duly elected and qualify.

	Votes For	Votes Withheld	Broker Non-Votes
Marc Holliday	72,166,744	1,105,039	2,189,670
John S. Levy	67,348,983	5,922,800	2,189,670

Proposal 2

The Company's executive compensation was approved on an advisory basis.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
60,354,012	12,807,923	109,848	2,189,670

Proposal 3

It was recommended, on an advisory basis, that the Company's advisory vote on executive compensation should be held every year.

Votes For One Year	Votes For Two Years	Votes for Three Years	Votes Abstaining	Broker Non-Votes
58,353,181	47,961	14,867,073	3,568	2,189,670

Proposal 4

The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified.

Votes For	Votes Against	Votes Abstaining
74,788,982	665,509	6,962

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

Date:  June 16, 2011